                                                                      EXHIBIT 12

                          RANDALLS FOOD MARKETS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                               FISCAL YEARS
                                                        ----------------------------------------------------------
                                                           1997        1996        1995        1994        1993
                                                        ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority interest, and
  extraordinary loss..................................  $  (55,933) $   35,754  $    7,057  $      163  $    8,090
Fixed charges.........................................      52,999      53,551      55,791      59,935      66,071
                                                        ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority interest,
  extraordinary loss, and fixed charges...............  $   (2,934) $   89,305  $   62,848  $   60,098  $   74,161
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

FIXED CHARGES
Interest expense......................................  $   36,828  $   38,981  $   43,411  $   50,442  $   58,553
One-third net rental expense..........................      16,171      14,570      12,380       9,493       7,518
                                                        ----------  ----------  ----------  ----------  ----------
Total Fixed Charges...................................  $   52,999  $   53,551  $   55,791  $   59,935  $   66,071
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

Earnings to fixed charges ratio: Actual...............      --            1.67        1.13        1.00        1.12

Deficiency of earnings to cover fixed charges.........  $   55,933      --          --          --          --